EXHIBIT 99.2

CONSOLIDATED BALANCE SHEETS

                                                                                                    December 31,
                                                                                 ---------------------------------------------------
                                                                                         2008                          2007
                                                                                 ---------------------------------------------------
                                                                                 (In thousands, except for share and per share data)
ASSETS
  Real estate properties........................................................ $       1,252,282                   1,114,966
  Development...................................................................           150,354                     152,963
                                                                                 ---------------------------------------------------
                                                                                         1,402,636                   1,267,929
    Less accumulated depreciation...............................................          (310,351)                   (269,132)
                                                                                 ---------------------------------------------------
                                                                                         1,092,285                     998,797

  Unconsolidated investment.....................................................             2,666                       2,630
  Cash..........................................................................               293                         724
  Other assets..................................................................            60,961                      53,682
                                                                                 ---------------------------------------------------
    TOTAL ASSETS................................................................ $       1,156,205                   1,055,833
                                                                                 ===================================================

LIABILITIES AND EQUITY

LIABILITIES
  Mortgage notes payable........................................................ $         585,806                     465,360
  Notes payable to banks........................................................           109,886                     135,444
  Accounts payable & accrued expenses...........................................            32,838                      34,179
  Other liabilities.............................................................            14,299                      16,153
                                                                                 ---------------------------------------------------
    Total Liabilities...........................................................           742,829                     651,136
                                                                                 ---------------------------------------------------

EQUITY
  Stockholders' Equity:
    Series C Preferred Shares; $.0001 par value; no shares authorized at
    December 31, 2008 and 600,000 shares authorized at December 31, 2007;
    no shares issued............................................................                 -                           -
  Series D 7.95% Cumulative Redeemable Preferred Shares and additional paid-in capital; $.0001 par value; 1,320,000 shares authorized and issued at December 31, 2007; stated liquidation preference of $33,000 at
    December 31, 2007; redeemed July 2, 2008....................................                 -                      32,326
  Common shares; $.0001 par value; 70,000,000 shares authorized at
    December 31, 2008 and 68,080,000 at December 31, 2007;
    25,070,401 shares issued and outstanding at December 31, 2008 and
    23,808,768 at December 31, 2007.............................................                 3                           2
  Excess shares; $.0001 par value; 30,000,000 shares authorized;
    no shares issued............................................................                 -                           -
  Additional paid-in capital on common shares...................................           528,452                     467,573
  Distributions in excess of earnings...........................................          (117,093)                    (97,460)
  Accumulated other comprehensive loss..........................................              (522)                        (56)
                                                                                 ---------------------------------------------------
    Total Stockholders' Equity..................................................           410,840                     402,385
  Noncontrolling interest in joint ventures.....................................             2,536                       2,312
                                                                                 ---------------------------------------------------
    Total Equity................................................................           413,376                     404,697
                                                                                 ---------------------------------------------------

   TOTAL LIABILITIES AND EQUITY................................................. $       1,156,205                   1,055,833
                                                                                 ===================================================

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF INCOME

                                                                                              Years Ended December 31,
                                                                                ----------------------------------------------------
                                                                                     2008               2007              2006
                                                                                ----------------------------------------------------
                                                                                       (In thousands, except per share data)
REVENUES
  Income from real estate operations...........................................  $   168,327            150,083           132,417
  Other income.................................................................          248                 92               182
                                                                                ----------------------------------------------------
                                                                                     168,575            150,175           132,599
                                                                                ----------------------------------------------------
EXPENSES
  Expenses from real estate operations.........................................       47,374             40,926            37,014
  Depreciation and amortization................................................       51,221             47,738            41,198
  General and administrative...................................................        8,547              8,295             7,401
                                                                                ----------------------------------------------------
                                                                                     107,142             96,959            85,613
                                                                                ----------------------------------------------------

OPERATING INCOME...............................................................       61,433             53,216            46,986

OTHER INCOME (EXPENSE)
  Equity in earnings of unconsolidated investment..............................          316                285               287
  Gain on sales of non-operating real estate...................................          321              2,602               123
  Gain on sales of securities..................................................          435                  -                 -
  Interest income..............................................................          293                306               142
  Interest expense.............................................................      (30,192)           (27,314)          (24,616)
                                                                                ----------------------------------------------------
INCOME FROM CONTINUING OPERATIONS..............................................       32,606             29,095            22,922
                                                                                ----------------------------------------------------

DISCONTINUED OPERATIONS
  Income from real estate operations...........................................          130                288             1,185
  Gain on sales of real estate investments.....................................        2,032                960             5,727
                                                                                ----------------------------------------------------
INCOME FROM DISCONTINUED OPERATIONS ...........................................        2,162              1,248             6,912
                                                                                ----------------------------------------------------

NET INCOME.....................................................................       34,768             30,343            29,834
  Net income attributable to noncontrolling interest in joint ventures.........         (626)              (609)             (600)
                                                                                ----------------------------------------------------
NET INCOME ATTRIBUTABLE TO
  EASTGROUP PROPERTIES, INC....................................................       34,142             29,734            29,234
  Dividends on Series D preferred shares.......................................        1,326              2,624             2,624
  Costs on redemption of Series D preferred shares.............................          682                  -                 -
                                                                                ----------------------------------------------------
NET INCOME AVAILABLE TO EASTGROUP PROPERTIES, INC.
  COMMON STOCKHOLDERS..........................................................  $    32,134             27,110            26,610
                                                                                ====================================================

BASIC PER COMMON SHARE DATA FOR INCOME
  ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
  Income from continuing operations............................................  $      1.22               1.10               .88
  Income from discontinued operations..........................................          .09                .05               .31
                                                                                ----------------------------------------------------
  Net income available to common stockholders..................................  $      1.31               1.15              1.19
                                                                                ====================================================

  Weighted average shares outstanding..........................................       24,503             23,562            22,372
                                                                                ====================================================

DILUTED PER COMMON SHARE DATA FOR INCOME
  ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
  Income from continuing operations............................................  $      1.21               1.09               .87
  Income from discontinued operations..........................................          .09                .05               .30
                                                                                ----------------------------------------------------
  Net income available to common stockholders..................................  $      1.30               1.14              1.17
                                                                                ====================================================

  Weighted average shares outstanding..........................................       24,653             23,781            22,692
                                                                                ====================================================

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
  COMMON STOCKHOLDERS
  Income from continuing operations............................................  $    29,972             25,862            19,698
  Income from discontinued operations..........................................        2,162              1,248             6,912
                                                                                ----------------------------------------------------
  Net income available to common stockholders..................................  $    32,134             27,110            26,610
                                                                                ====================================================

Dividends declared per common share............................................  $      2.08               2.00              1.96

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

                                                                    EastGroup Properties, Inc.
                                                    ----------------------------------------------------------
                                                                                                  Accumulated  Noncontrolling
                                                                      Additional  Distributions      Other      Interest in
                                                    Preferred  Common   Paid-In     In Excess    Comprehensive      Joint
                                                      Stock    Stock    Capital    Of Earnings   Income (Loss)    Ventures    Total
                                                    --------------------------------------------------------------------------------
                                                                   (In thousands, except for share and per share data)
BALANCE, DECEMBER 31, 2005.......................... $32,326        2    390,155     (57,930)            311        1,702   366,566
Comprehensive income
 Net income.........................................       -        -          -      29,234               -          600    29,834
 Net unrealized change in fair value of interest
  rate swap.........................................       -        -          -           -               3            -         3
                                                                                                                           ---------
  Total comprehensive income........................                                                                         29,837
                                                                                                                           ---------
Common dividends declared - $1.96 per share.........       -        -          -     (45,695)              -            -   (45,695)
Preferred dividends declared - $1.9876 per share....       -        -          -      (2,624)              -            -    (2,624)
Issuance of 1,437,500 shares of common stock,
 common stock offering, net of expenses.............       -        -     68,112           -               -            -    68,112
Stock-based compensation, net of forfeitures........       -        -      2,943           -               -            -     2,943
Issuance of 118,269 shares of common stock,
 options exercised..................................       -        -      2,154           -               -            -     2,154
Issuance of 6,236 shares of common stock,
 dividend reinvestment plan.........................       -        -        305           -               -            -       305
9,392 shares withheld to satisfy tax withholding
 obligations in connection with the vesting of
 restricted stock ..................................       -        -       (499)          -               -            -      (499)
Noncontrolling interest capital contribution........       -        -          -           -               -          350       350
Distributions to noncontrolling interest............       -        -          -           -               -         (504)     (504)
                                                    --------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2006..........................  32,326        2    463,170     (77,015)            314        2,148   420,945
Comprehensive income
 Net income.........................................       -        -          -      29,734               -          609    30,343
 Net unrealized change in fair value of interest
  rate swap.........................................       -        -          -           -            (370)           -      (370)
                                                                                                                           ---------
  Total comprehensive income........................                                                                         29,973
                                                                                                                           ---------
Common dividends declared - $2.00 per share.........       -        -          -     (47,555)              -            -   (47,555)
Preferred dividends declared - $1.9876 per share....       -        -          -      (2,624)              -            -    (2,624)
Stock-based compensation, net of forfeitures........       -        -      3,198           -               -            -     3,198
Issuance of 67,150 shares of common stock,
 options exercised..................................       -        -      1,475           -               -            -     1,475
Issuance of 6,281 shares of common stock,
 dividend reinvestment plan.........................       -        -        279           -               -            -       279
11,382 shares withheld to satisfy tax withholding
 obligations in connection with the vesting of
 restricted stock ..................................       -        -       (549)          -               -            -      (549)

Distributions to noncontrolling interest ...........       -        -          -           -               -         (445)     (445)
                                                    --------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2007..........................  32,326        2    467,573     (97,460)            (56)       2,312   404,697
Comprehensive income
 Net income.........................................       -        -          -      34,142               -          626    34,768
 Net unrealized change in fair value of interest
   rate swap........................................       -        -          -           -            (466)           -      (466)
                                                                                                                           ---------
   Total comprehensive income.......................                                                                         34,302
                                                                                                                           ---------
Common dividends declared - $2.08 per share.........       -        -          -     (51,767)              -            -   (51,767)
Preferred dividends declared - $1.0048 per share....       -        -          -      (1,326)              -            -    (1,326)
Redemption of 1,320,000 shares of Series D
 preferred stock.................................... (32,326)       -          -        (682)              -            -   (33,008)
Stock-based compensation, net of forfeitures........       -        -      3,176           -               -            -     3,176
Issuance of 1,198,700 shares of common stock,
 common stock offering, net of expenses.............       -        1     57,178           -               -            -    57,179
Issuance of 25,720 shares of common stock,
 options exercised..................................       -        -        526           -               -            -       526
Issuance of 6,627 shares of common stock,
 dividend reinvestment plan.........................       -        -        281           -               -            -       281
7,150 shares withheld to satisfy tax withholding
 obligations in connection with the vesting of
 restricted stock ..................................       -        -       (282)          -               -            -      (282)
Distributions to noncontrolling interest ...........       -        -          -           -               -         (402)     (402)
                                                    --------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2008.......................... $     -        3    528,452    (117,093)           (522)       2,536   413,376
                                                    ================================================================================

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                    Years Ended December 31,
                                                                                           -----------------------------------------
                                                                                                2008           2007         2006
                                                                                           -----------------------------------------
                                                                                                         (In thousands)
OPERATING ACTIVITIES
  Net income attributable to EastGroup Properties, Inc.................................    $    34,142         29,734       29,234
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization from continuing operations...........................         51,221         47,738       41,198
    Depreciation and amortization from discontinued operations.........................             71            320        1,019
    Noncontrolling interest depreciation and amortization..............................           (201)          (174)        (151)
    Amortization of mortgage loan premiums.............................................           (120)          (117)        (403)
    Gain on sales of land and real estate investments..................................         (2,353)        (3,562)      (5,850)
    Gain on sales of securities........................................................           (435)             -            -
    Amortization of discount on mortgage loan receivable...............................           (117)             -            -
    Stock-based compensation expense...................................................          2,265          2,220        2,125
    Equity in earnings of unconsolidated investment, net of distributions..............            (36)           (35)          23
    Changes in operating assets and liabilities:
      Accrued income and other assets..................................................           (787)         3,506       (4,603)
      Accounts payable, accrued expenses and prepaid rent..............................            (40)         6,709        4,141
                                                                                           -----------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES..............................................         83,610         86,339       66,733
                                                                                           -----------------------------------------

INVESTING ACTIVITIES
  Real estate development..............................................................        (85,441)      (112,960)     (77,666)
  Purchases of real estate.............................................................        (46,282)       (57,838)     (19,539)
  Real estate improvements.............................................................        (15,210)       (15,881)     (13,470)
  Proceeds from sales of land and real estate investments..............................         11,728          6,357       38,412
  Advances on mortgage loans receivable................................................         (4,994)             -         (185)
  Repayments on mortgage loans receivable..............................................            871             30           23
  Purchases of securities..............................................................         (7,534)             -            -
  Proceeds from sales of securities....................................................          7,969              -            -
  Changes in other assets and other liabilities........................................        (13,289)        (3,786)      (2,792)
                                                                                           -----------------------------------------
NET CASH USED IN INVESTING ACTIVITIES..................................................       (152,182)      (184,078)     (75,217)
                                                                                           -----------------------------------------

FINANCING ACTIVITIES
  Proceeds from bank borrowings........................................................        331,644        332,544      191,689
  Repayments on bank borrowings........................................................       (357,202)      (226,166)    (279,387)
  Proceeds from mortgage notes payable.................................................        137,000         75,000      116,000
  Principal payments on mortgage notes payable.........................................        (16,434)       (26,963)     (45,071)
  Debt issuance costs..................................................................         (2,372)          (701)      (1,048)
  Distributions paid to stockholders...................................................        (54,174)       (50,680)     (47,843)
  Redemption of Series D preferred shares..............................................        (33,008)             -            -
  Proceeds from common stock offerings.................................................         57,179              -       68,112
  Proceeds from exercise of stock options..............................................            526          1,475        2,154
  Proceeds from dividend reinvestment plan.............................................            281            279          305
  Other................................................................................          4,701         (7,265)       2,598
                                                                                           -----------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES..............................................         68,141         97,523        7,509
                                                                                           -----------------------------------------

DECREASE IN CASH AND CASH EQUIVALENTS..................................................           (431)          (216)        (975)
  CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.......................................            724            940        1,915
                                                                                           -----------------------------------------
  CASH AND CASH EQUIVALENTS AT END OF YEAR.............................................    $       293            724          940
                                                                                           =========================================

SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid for interest, net of amount capitalized of $6,946, $6,086 and $4,336
    for 2008, 2007 and 2006, respectively..............................................    $    29,573         25,838       23,870
  Fair value of common stock awards issued to employees and directors, net of
    forfeitures........................................................................          1,255          1,443        3,234


See accompanying Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(1)  SIGNIFICANT ACCOUNTING POLICIES

(a)  Principles of Consolidation
     The consolidated financial statements include the accounts of EastGroup Properties, Inc., its wholly-owned subsidiaries and its investment in any joint ventures in which the Company has a controlling interest. At December 31, 2008, 2007 and 2006, the Company had a controlling interest in two joint ventures: the 80% owned University Business Center and the 80% owned Castilian Research Center. The Company records 100% of the joint ventures' assets, liabilities, revenues and expenses with noncontrolling interests provided for in accordance with the joint venture agreements. The equity method of accounting is used for the Company's 50% undivided tenant-in-common interest in Industry Distribution Center II. All significant intercompany transactions and accounts have been eliminated in consolidation.

(b)  Income Taxes
     EastGroup, a Maryland corporation, has qualified as a real estate investment trust (REIT) under Sections 856-860 of the Internal Revenue Code and intends to continue to qualify as such. To maintain its status as a REIT, the Company is required to distribute 90% of its ordinary taxable income to its stockholders. The Company has the option of (i) reinvesting the sales price of properties sold through tax-deferred exchanges, allowing for a deferral of capital gains on the sale, (ii) paying out capital gains to the stockholders with no tax to the Company, or (iii) treating the capital gains as having been distributed to the stockholders, paying the tax on the gain deemed distributed and allocating the tax paid as a credit to the stockholders. The Company distributed all of its 2008, 2007 and 2006 taxable income to its stockholders. Accordingly, no provision for income taxes was necessary. The following table summarizes the federal income tax treatment for all distributions by the Company for the years ended 2008, 2007 and 2006.

Federal Income Tax Treatment of Share Distributions

                                                                                         Years Ended December 31,
                                                                                -----------------------------------------
                                                                                     2008           2007         2006
                                                                                -----------------------------------------
        Common Share Distributions:
          Ordinary income........................................               $    2.0758         1.7449       1.3660
          Return of capital......................................                         -          .1273            -
          Unrecaptured Section 1250 long-term capital gain.......                     .0042          .0236        .4160
          Other long-term capital gain...........................                         -          .1042        .1780
                                                                                -----------------------------------------
        Total Common Distributions...............................               $    2.0800         2.0000       1.9600
                                                                                =========================================

        Series D Preferred Share Distributions:
          Ordinary income........................................               $    1.0024         1.8608       1.3852
          Unrecaptured Section 1250 long-term capital gain.......                     .0024          .0234        .4220
          Other long-term capital gain...........................                         -          .1034        .1804
                                                                                -----------------------------------------
        Total Preferred D Distributions..........................               $    1.0048         1.9876       1.9876
                                                                                =========================================

     EastGroup adopted Financial Accounting Standards Board (FASB) Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109, on January 1, 2007. With few exceptions, the Company's 2004 and earlier tax years are closed for examination by U.S. federal, state and local tax authorities. In accordance with the provisions of FIN 48, the Company had no significant uncertain tax positions as of December 31, 2008 and 2007.
     The Company's income may differ for tax and financial reporting purposes principally because of (1) the timing of the deduction for the provision for possible losses and losses on investments, (2) the timing of the recognition of gains or losses from the sale of investments, (3) different depreciation methods and lives, (4) real estate properties having a different basis for tax and financial reporting purposes, (5) mortgage loans having a different basis for tax and financial reporting purposes, thereby producing different gains upon collection of these loans, and (6) differences in book and tax allowances and timing for stock-based compensation expense.

(c)  Income Recognition
     Minimum rental income from real estate operations is recognized on a straight-line basis. The straight-line rent calculation on leases includes the effects of rent concessions and scheduled rent increases, and the calculated straight-line rent income is recognized over the lives of the individual leases. The Company maintains allowances for doubtful accounts receivable, including straight-line rent receivable, based upon estimates determined by management. Management specifically analyzes aged receivables, customer credit-worthiness, historical bad debts and current economic trends when evaluating the adequacy of the allowance for doubtful accounts.
     Revenue is recognized on payments received from tenants for early terminations after all criteria have been met in accordance with Statement of Financial Accounting Standards (SFAS) No. 13, Accounting for Leases.
     The Company recognizes gains on sales of real estate in accordance with the principles set forth in SFAS No. 66, Accounting for Sales of Real Estate. Upon closing of real estate transactions, the provisions of SFAS No. 66 require consideration for the transfer of rights of ownership to the purchaser, receipt of an adequate cash down payment from the purchaser, adequate continuing investment by the purchaser and no substantial continuing involvement by the Company. If the requirements for recognizing gains have not been met, the sale and related costs are recorded, but the gain is deferred and recognized by a method other than the full accrual method.

     The Company recognizes interest income on mortgage loans on the accrual method unless a significant uncertainty of collection exists. If a significant uncertainty exists, interest income is recognized as collected. Discounts on mortgage loans receivable are amortized over the lives of the loans using a method that does not differ materially from the interest method. The Company evaluates the collectability of both interest and principal on each of its loans to determine whether the loans are impaired. A loan is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the existing contractual terms. When a loan is considered to be impaired, the amount of loss is calculated by comparing the recorded investment to the value determined by discounting the expected future cash flows at the loan's effective interest rate or to the fair value of the underlying collateral (if the loan is collateralized) less costs to sell. As of December 31, 2008 and 2007, there was no significant uncertainty of collection; therefore, interest income was recognized, and the discount on mortgage loans receivable was amortized. In addition, the Company determined that no allowance for collectability of the mortgage notes receivable was necessary.

(d)  Real Estate Properties
     EastGroup has one reportable segment - industrial properties. These properties are concentrated in major Sunbelt markets of the United States, primarily in the states of Florida, Texas, Arizona and California, have similar economic characteristics and also meet the other criteria that permit the properties to be aggregated into one reportable segment. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows (including estimated future expenditures necessary to substantially complete the asset) expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Real estate properties held for investment are reported at the lower of the carrying amount or fair value. As of December 31, 2008 and 2007, the Company determined that no impairment charges on the Company's real estate properties were necessary. Depreciation of buildings and other improvements, including personal property, is computed using the straight-line method over estimated useful lives of generally 40 years for buildings and 3 to 15 years for improvements and personal property. Building improvements are capitalized, while maintenance and repair expenses are charged to expense as incurred. Significant renovations and improvements that extend the useful life of or improve the assets are capitalized. Depreciation expense for continuing and discontinued operations was $42,166,000, $39,688,000 and $35,428,000 for 2008, 2007 and 2006,
respectively.

(e)  Development
     During the period in which a property is under development, costs associated with development (i.e., land, construction costs, interest expense, property taxes and other direct and indirect costs associated with development) are aggregated into the total capitalized costs of the property. Included in these costs are management's estimates for the portions of internal costs (primarily personnel costs) that are deemed directly or indirectly related to such development activities. As the property becomes occupied, costs are capitalized only for the portion of the building that remains vacant. When the property becomes 80% occupied or one year after completion of the shell construction (whichever comes first), capitalization of development costs ceases. The properties are then transferred to real estate properties, and depreciation commences on the entire property (excluding the land).

(f)  Real Estate Held for Sale
     The Company considers a real estate property to be held for sale when it meets the criteria established under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, including when it is probable that the property will be sold within a year. A key indicator of probability of sale is whether the buyer has a significant amount of earnest money at risk. Real estate properties that are held for sale are reported at the lower of the carrying amount or fair value less estimated costs to sell and are not depreciated while they are held for sale. In accordance with the guidelines established under SFAS No. 144, the results of operations for the operating properties sold or held for sale during the reported periods are shown under Discontinued Operations on the Consolidated Statements of Income. Interest expense is not generally allocated to the properties that are held for sale or whose operations are included under Discontinued Operations unless the mortgage is required to be paid in full upon the sale of the property.

(g)  Derivative Instruments and Hedging Activities
     The Company applies SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which requires that all derivatives be recognized as either assets or liabilities on the Consolidated Balance Sheets and measured at fair value. Changes in fair value are to be reported either in earnings or as a component of stockholders' equity depending on the intended use of the derivative and the resulting designation. Entities applying hedge accounting are required to establish, at the inception of the hedge, the method used to assess the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. The Company has an interest rate swap agreement, which is summarized in Note 6.

(h)  Cash Equivalents
     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(i)  Amortization
     Debt origination costs are deferred and amortized over the term of each loan using the effective interest method. Amortization of loan costs for continuing operations was $975,000, $911,000 and $819,000 for 2008, 2007 and
2006, respectively.

     Leasing costs are deferred and amortized using the straight-line method over the term of the lease. Leasing costs amortization expense for continuing and discontinued operations was $5,882,000, $5,339,000 and $4,304,000 for 2008,
2007 and 2006, respectively. Amortization expense for in-place lease intangibles is disclosed in Business Combinations and Acquired Intangibles.

(j)  Business Combinations and Acquired Intangibles
     Upon acquisition of real estate properties, the Company applies the principles of SFAS No. 141, Business Combinations, to determine the allocation of the purchase price among the individual components of both the tangible and intangible assets based on their respective fair values. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar properties. The cost of the properties acquired may be adjusted based on indebtedness assumed from the seller that is determined to be above or below market rates. Factors considered by management in allocating the cost of the properties acquired include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. The allocation to tangible assets (land, building and improvements) is based upon management's determination of the value of the property as if it were vacant using discounted cash flow models.
     The remaining purchase price is allocated among three categories of intangible assets consisting of the above or below market component of in-place leases, the value of in-place leases and the value of customer relationships. The value allocable to the above or below market component of an acquired in-place lease is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term and (ii) management's estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above and below market leases are included in Other Assets and Other Liabilities, respectively, on the Consolidated Balance Sheets and are amortized to rental income over the remaining terms of the respective leases. The total amount of intangible assets is further allocated to in-place lease values and to customer relationship values based upon management's assessment of their respective values. These intangible assets are included in Other Assets on the Consolidated Balance Sheets and are amortized over the remaining term of the existing lease or the anticipated life of the customer relationship, as applicable. Amortization expense for in-place lease intangibles was $3,244,000, $3,031,000 and $2,485,000 for 2008, 2007 and 2006, respectively. Amortization of above and below market leases was immaterial for all periods presented. Projected amortization of in-place lease intangibles for the next five years as of December 31, 2008 is as follows:

                  Years Ending December 31,            (In thousands)
        ---------------------------------------------------------------
        2009......................................     $      1,990
        2010......................................            1,157
        2011......................................              614
        2012......................................              313
        2013......................................              150

     During 2008, EastGroup purchased five operating properties, one property for re-development, and 125 acres of developable land. The Company purchased these real estate investments for a total cost of $58,202,000, of which $39,018,000 was allocated to real estate properties and $17,144,000 to development. In accordance with SFAS No. 141, intangibles associated with the purchase of real estate were allocated as follows: $2,143,000 to in-place lease intangibles, $252,000 to above market leases (both included in Other Assets on the Consolidated Balance Sheets) and $355,000 to below market leases (included in Other Liabilities on the Consolidated Balance Sheets). These costs are amortized over the remaining lives of the associated leases in place at the time of acquisition.
     Also in 2008, EastGroup acquired one non-operating property as part of the Orlando build-to-suit transaction with United Stationers. The Company purchased and then sold this building through its taxable REIT subsidiary and recognized a gain of $294,000.
     The total cost of the seven operating properties acquired in 2007 was $57,246,000, of which $53,952,000 was allocated to real estate properties. In accordance with SFAS No. 141, intangibles associated with the purchases of real estate were allocated as follows: $3,661,000 to in-place lease intangibles, $246,000 to above market leases and $613,000 to below market leases. Also in 2007, EastGroup acquired one property for re-development and 140.6 acres of developable land for $16,405,000.
     The Company periodically reviews the recoverability of goodwill (at least annually) and the recoverability of other intangibles (on a quarterly basis) for possible impairment. In management's opinion, no material impairment of goodwill and other intangibles existed at December 31, 2008 and 2007.

(k)  Stock-Based Compensation
     The Company has a management incentive plan that was approved by shareholders and adopted in 2004, which authorizes the issuance of common stock to employees in the form of options, stock appreciation rights, restricted stock, deferred stock units, performance shares, stock bonuses, and stock. Typically, the Company issues new shares to fulfill stock grants or upon the exercise of stock options.
     Under the modified prospective application method, the Company continues to recognize compensation cost on a straight-line basis over the service period for awards that precede the adoption of SFAS No. 123 (Revised 2004), Share-Based Payment, on January 1, 2006. (Prior to the adoption of SFAS No. 123R, the Company had adopted the fair value recognition provisions of SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of SFAS No. 123, Accounting for Stock-Based Compensation, prospectively to all awards granted, modified, or settled after January 1, 2002.) The cost for performance-based awards after January 1, 2006 is determined using the graded vesting attribution method which recognizes each separate vesting portion of the award as a separate award on a straight-line basis over the requisite service period. This method accelerates the expensing of the award compared to the straight-line method. The cost for market-based awards after January 1, 2006 and awards that only require service are expensed on a straight-line basis over the requisite service periods.
     The total compensation cost for service and performance based awards is based upon the fair market value of the shares on the grant date, adjusted for estimated forfeitures. The grant date fair value for awards that are subject to a market condition are determined using a simulation pricing model developed to specifically accommodate the unique features of the awards.
     During the restricted period for awards not subject to contingencies, the Company accrues dividends and holds the certificates for the shares; however, the employee can vote the shares. For shares subject to contingencies, dividends are accrued based upon the number of shares expected to vest. Share certificates and dividends are delivered to the employee as they vest.

(l)  Earnings Per Share
     Basic earnings per share (EPS) represents the amount of earnings for the period available to each share of common stock outstanding during the reporting period. The Company's basic EPS is calculated by dividing net income available to common stockholders by the weighted average number of common shares outstanding.
     Diluted EPS represents the amount of earnings for the period available to each share of common stock outstanding during the reporting period and to each share that would have been outstanding assuming the issuance of common shares for all dilutive potential common shares outstanding during the reporting period. The Company calculates diluted EPS by dividing net income available to common stockholders by the weighted average number of common shares outstanding plus the dilutive effect of nonvested restricted stock and stock options had the options been exercised. The dilutive effect of stock options and their equivalents (such as nonvested restricted stock) was determined using the treasury stock method which assumes exercise of the options as of the beginning of the period or when issued, if later, and assumes proceeds from the exercise of options are used to purchase common stock at the average market price during the period.

(m)  Use of Estimates
     The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses during the reporting period, and to disclose material contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

(n)  Risks and Uncertainties
     The state of the overall economy can significantly impact the Company's operational performance and thus, impact its financial position. Should EastGroup experience a significant decline in operational performance, it may affect the Company's ability to make distributions to its shareholders and service debt or meet other financial obligations.

(o)  New Accounting Pronouncements
     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. As required under SFAS No. 133, the Company accounts for its interest rate swap cash flow hedge on the Tower Automotive mortgage at fair value. The provisions of Statement 157, with the exception of nonfinancial assets and liabilities, were effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The application of Statement 157 to the Company in 2008 had an immaterial impact on the Company's overall financial position and results of operations.
     The FASB deferred for one year Statement 157's fair value measurement requirements for nonfinancial assets and liabilities that are not required or permitted to be measured at fair value on a recurring basis. These provisions are included in FASB Staff Position (FSP) FAS 157-2 and are effective for fiscal years beginning after November 15, 2008. The Company has determined that the adoption of these provisions in 2009 had an immaterial impact on the Company's overall financial position and results of operations.
     In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations, which retains the fundamental requirements in SFAS No. 141 and requires the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree be measured at fair value as of the acquisition date. In addition, Statement 141R requires that any goodwill acquired in the business combination be measured as a residual, and it provides guidance in determining what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The Statement also requires that acquisition-related costs be recognized as expenses in the periods in which the costs are incurred and the services are received. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and may not be applied before that date. The adoption of Statement 141R in 2009 had an immaterial impact on the Company's overall financial position and results of operations.
     Also in December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, which is an amendment of Accounting Research Bulletin (ARB) No. 51. Statement 160 provides guidance for entities that prepare consolidated financial statements that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary and contains disclosure provisions which are required to be applied retrospectively. Consequently, certain reclassifications have been made in the financial statements and Notes to Consolidated Financial Statements contained herein to reflect the Company's adoption of Statement 160. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and may not be applied before that date. The adoption of Statement 160 in 2009 had an immaterial impact on the Company's overall financial position and results of operations.

     In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which is an amendment of FASB Statement No.
133. SFAS No. 161 requires all entities with derivative instruments to disclose information regarding how and why the entity uses derivative instruments and how derivative instruments and related hedged items affect the entity's financial position, financial performance, and cash flows. The Statement is effective prospectively for periods beginning on or after November 15, 2008.
     During 2008, the FASB issued FSP FAS 142-3, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. FSP FAS 142-3 requires an entity to disclose information that enables financial statement users to assess the extent to which the expected future cash flows associated with the asset are affected by the entity's intent and/or ability to renew or extend the arrangement. The intent of this Staff Position is to improve the consistency between the useful life of a recognized intangible asset under Statement 142 and the period of expected cash flows used to measure the fair value of the asset under Statement 141R and other U.S. generally accepted accounting principles. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FSP FAS 142-3 in 2009 had an immaterial impact on the Company's overall financial position and results of operations.
     Also in 2008, the Emerging Issues Task Force (EITF) issued EITF 08-6, Equity Method Investment Accounting Considerations, which applies to all investments accounted for under the equity method and clarifies the accounting for certain transactions and impairment considerations involving those investments. EITF 08-6 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The adoption of EITF 08-6 in 2009 had an immaterial impact on the Company's overall financial position and results of operations.

(p)  Reclassifications
     Certain reclassifications have been made in the 2007 and 2006 consolidated financial statements to conform to the 2008 presentation.

(2)  REAL ESTATE OWNED

     The Company's real estate properties at December 31, 2008 and 2007 were as follows:

                                                                           December 31,
                                                                    --------------------------
                                                                        2008          2007
                                                                    --------------------------
                                                                          (In thousands)
        Real estate properties:
           Land................................................     $    187,617      175,496
           Buildings and building improvements.................          867,506      763,980
           Tenant and other improvements.......................          197,159      175,490
        Development............................................          150,354      152,963
                                                                    --------------------------
                                                                       1,402,636    1,267,929
           Less accumulated depreciation.......................         (310,351)    (269,132)
                                                                    --------------------------
                                                                    $  1,092,285      998,797
                                                                    ==========================

     The Company is currently developing the properties detailed below. Costs incurred include capitalization of interest costs during the period of construction. The interest costs capitalized on real estate properties for 2008 were $6,946,000 compared to $6,086,000 for 2007 and $4,336,000 for 2006.
     Total capital investment for development during 2008 was $85,441,000, which primarily consisted of costs of $81,642,000 as detailed in the development activity table and costs of $4,116,000 for improvements on developments transferred to Real Estate Properties during the 12-month period following transfer.

                                                                                        Costs Incurred
                                                                        -------------------------------------------
                                                                           Costs         For the        Cumulative
                                                                        Transferred     Year Ended        as of       Estimated
                                                            Size        in 2008 (1)      12/31/08        12/31/08    Total Costs (2)
                                                        ----------------------------------------------------------------------------
DEVELOPMENT                                              (Unaudited)                                                 (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
                                                        (Square feet)                        (In thousands)
LEASE-UP
  40th Avenue Distribution Center, Phoenix, AZ........       89,000     $      -            1,392           6,539          6,900
  Wetmore II, Building B, San Antonio, TX.............       55,000            -              750           3,633          3,900
  Beltway Crossing VI, Houston, TX....................      128,000            -            2,084           5,607          6,700
  Oak Creek VI,  Tampa, FL............................       89,000            -            1,682           5,587          6,100
  Southridge VIII, Orlando, FL........................       91,000            -            1,961           6,001          6,900
  Techway SW IV, Houston, TX..........................       94,000            -            2,875           4,843          6,100
  SunCoast III, Fort Myers, FL........................       93,000            -            2,543           6,718          8,400
  Sky Harbor, Phoenix, AZ.............................      264,000            -            8,821          22,829         25,100
  World Houston 26, Houston, TX.......................       59,000        1,110            1,708           2,818          3,300
  12th Street Distribution Center, Jacksonville, FL...      150,000            -            4,850           4,850          4,900
                                                        ----------------------------------------------------------------------------
Total Lease-up........................................    1,112,000        1,110           28,666          69,425         78,300
                                                        ----------------------------------------------------------------------------

                                                                                        Costs Incurred
                                                                        -------------------------------------------
                                                                           Costs         For the        Cumulative
                                                                        Transferred     Year Ended        as of       Estimated
                                                            Size        in 2008 (1)      12/31/08        12/31/08    Total Costs (2)
                                                        ----------------------------------------------------------------------------
DEVELOPMENT                                              (Unaudited)                                                 (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
                                                        (Square feet)                        (In thousands)
UNDER CONSTRUCTION
  Beltway Crossing VII, Houston, TX...................       95,000        2,123            2,090           4,213          5,900
  Country Club III & IV, Tucson, AZ...................      138,000        2,552            5,495           8,047         11,200
  Oak Creek IX, Tampa, FL.............................       86,000        1,369            2,831           4,200          5,500
  Blue Heron III, West Palm Beach, FL.................       20,000          863            1,035           1,898          2,600
  World Houston 28, Houston, TX.......................       59,000          733            1,647           2,380          4,800
  World Houston 29, Houston, TX.......................       70,000          849            1,037           1,886          4,800
  World Houston 30, Houston, TX.......................       88,000        1,591                -           1,591          5,800
                                                        ----------------------------------------------------------------------------
Total Under Construction..............................      556,000       10,080           14,135          24,215         40,600
                                                        ----------------------------------------------------------------------------

PROSPECTIVE DEVELOPMENT (PRIMARILY LAND)
  Tucson, AZ..........................................       70,000       (2,552)             924             417          3,500
  Tampa, FL...........................................      249,000       (1,369)             682           3,890         14,600
  Orlando, FL.........................................    1,254,000            -           10,691          14,453         78,700
  West Palm Beach, FL.................................            -         (863)              52               -              -
  Fort Myers, FL......................................      659,000            -            2,195          15,014         48,100
  Dallas, TX..........................................       70,000            -              570             570          5,000
  El Paso, TX.........................................      251,000            -                -           2,444          9,600
  Houston, TX.........................................    1,064,000       (6,406)           4,643          12,786         68,100
  San Antonio, TX.....................................      595,000            -            2,873           5,439         37,500
  Charlotte, NC.......................................       95,000            -              995             995          7,100
  Jackson, MS.........................................       28,000            -                1             706          2,000
                                                        ----------------------------------------------------------------------------
Total Prospective Development.........................    4,335,000      (11,190)          23,626          56,714        274,200
                                                        ----------------------------------------------------------------------------
                                                          6,003,000     $      -           66,427         150,354        393,100
                                                        ============================================================================

DEVELOPMENTS COMPLETED AND TRANSFERRED
TO REAL ESTATE PROPERTIES DURING 2008
  Beltway Crossing IV, Houston, TX....................       55,000     $      -                5           3,365
  Beltway Crossing III, Houston, TX...................       55,000            -               14           2,866
  Southridge XII, Orlando, FL.........................      404,000            -            3,421          18,521
  Arion 18, San Antonio, TX...........................       20,000            -              638           2,593
  Southridge VII, Orlando, FL.........................       92,000            -              414           6,500
  Wetmore II, Building C, San Antonio, TX.............       69,000            -              185           3,682
  Interstate Commons III, Phoenix, AZ.................       38,000            -               45           3,093
  SunCoast I, Fort Myers, FL..........................       63,000            -              149           5,225
  World Houston 27, Houston, TX.......................       92,000            -            1,765           4,248
  Wetmore II, Building D, San Antonio, TX.............      124,000            -            4,965           7,950
  World Houston 24, Houston, TX.......................       93,000            -              739           5,904
  Centennial Park, Denver, CO.........................       68,000            -              690           5,437
  World Houston 25, Houston, TX.......................       66,000            -              536           3,730
  Beltway Crossing V, Houston, TX.....................       83,000            -              984           4,730
  Wetmore II, Building A, San Antonio, TX.............       34,000            -              576           3,377
  Oak Creek A & B, Tampa, FL..........................       35,000            -               89           3,030
                                                        -----------------------------------------------------------
Total Transferred to Real Estate Properties...........    1,391,000     $      -           15,215          84,251  (3)
                                                        ===========================================================

(1) Represents costs transferred from Prospective Development (primarily land) to Under Construction (or subsequently to Lease-up) during the period.
(2) Included in these costs are development obligations of $11.1 million and tenant improvement obligations of $2.0 million on properties under development.
(3)  Represents cumulative costs at the date of transfer.

     In 2008, two operating properties, North Stemmons I in Dallas and Delp Distribution Center III in Memphis, were transferred to real estate held for sale and were then disposed of.
     Also during 2008, EastGroup acquired one non-operating property (128,000 square feet) as part of the Orlando build-to-suit transaction with United Stationers. The Company purchased and then sold the building through its taxable REIT subsidiary and recognized a gain of $294,000. In addition, EastGroup sold 41 acres of residential land in San Antonio, Texas, for $841,000 with no gain or loss. This property was acquired as part of the Company's Alamo Ridge industrial land acquisition in September 2007.

     In 2007, one Memphis property, Delp Distribution Center I, was transferred to real estate held for sale and was subsequently sold. Also during 2007, the Company received proceeds of $3,050,000 for the sale of land in lieu of condemnation at Arion Business Park in San Antonio.
     Real estate properties that are held for sale are reported at the lower of the carrying amount or fair value less estimated costs to sell and are not depreciated while they are held for sale. In accordance with the guidelines established under SFAS No. 144, the results of operations for the properties sold or held for sale during the reported periods are shown under Discontinued Operations on the Consolidated Statements of Income. No interest expense was allocated to the properties that are held for sale or whose operations are included under Discontinued Operations. A summary of gain on sales of real estate for the years ended December 31, 2008, 2007 and 2006 follows:

Gain on Sales of Real Estate

                                                                                                    Discount on
                                                                       Date        Net                  Note     Deferred Recognized
     Real Estate Properties           Location             Size        Sold    Sales Price    Basis  Receivable    Gain      Gain
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   (In thousands)
2008
North Stemmons I...................   Dallas, TX        123,000 SF   05/12/08   $  4,633      2,684          -          -     1,949
United Stationers Tampa Building...   Tampa, FL         128,000 SF   08/08/08      5,717      5,225        198          -       294
Delp Distribution Center III.......   Memphis, TN        20,000 SF   08/20/08        589        506          -          -        83
Alamo Ridge residential land.......   San Antonio, TX   41.0 Acres   09/08/08        762        762          -          -         -
Deferred gain recognized from
    previous sales.................                                                                                              27
                                                                                ----------------------------------------------------
                                                                                $ 11,701      9,177        198          -     2,353
                                                                                ====================================================
2007
Delp Distribution Center I.........   Memphis, TN       152,000 SF   10/11/07   $  3,080      2,477          -          -       603
Arion Business Park land...........   San Antonio, TX   13.1 Acres   10/11/07      2,890        318          -          -     2,572
Deferred gain recognized from
    previous sales.................                                                                                             387
                                                                                ----------------------------------------------------
                                                                                $  5,970      2,795          -          -     3,562
                                                                                ====================================================
2006
Madisonville land..................   Madisonville, KY   1.2 Acres   01/05/06   $    804         27          -        162       615
Senator I & II/Southeast
Crossing...........................   Memphis, TN       534,000 SF   03/09/06     14,870     14,466                     -       404
Dallas land........................   Dallas, TX          0.1 Acre   03/16/06         66         13          -          -        53
Lamar Distribution Center I........   Memphis, TN       125,000 SF   06/30/06      2,980      2,951          -          -        29
Crowfarn Distribution Center.......   Memphis, TN       106,000 SF   12/14/06      2,650      2,263          -          -       387
Auburn Facility....................   Auburn Hills, MI  114,000 SF   12/28/06     17,251     12,698          -        329     4,224
Fort Myers land....................   Fort Myers, FL      0.8 Acre   12/29/06        267        144          -          -       123
Deferred gain recognized from
    previous sale..................                                                                                              15
                                                                                ----------------------------------------------------
                                                                                $ 38,888     32,562          -        491     5,850
                                                                                ====================================================

     The following schedule indicates approximate future minimum rental receipts under non-cancelable leases for real estate properties by year as of December 31, 2008:

Future Minimum Rental Receipts Under Non-cancelable Leases

                  Years Ending December 31,            (In thousands)
        --------------------------------------------------------------
        2009......................................     $     127,090
        2010......................................           102,816
        2011......................................            77,383
        2012......................................            56,227
        2013......................................            37,855
        Thereafter................................            67,833
                                                       ---------------
           Total minimum receipts.................     $     469,204
                                                       ===============

Ground Leases
     As of December 31, 2008, the Company owned two properties in Florida, two properties in Texas and one property in Arizona that are subject to ground leases. These leases have terms of 40 to 50 years, expiration dates of August 2031 to November 2037, and renewal options of 15 to 35 years, except for the one lease in Arizona which is automatically and perpetually renewed annually. Total lease expenditures for the years ended December 31, 2008, 2007 and 2006 were $717,000, $708,000 and $707,000, respectively. Payments are subject to increases at 3 to 10 year intervals based upon the agreed or appraised fair market value of the leased premises on the adjustment date or the Consumer Price Index percentage increase since the base rent date. The following schedule indicates approximate future minimum lease payments for these properties by year as of December 31, 2008:

Future Minimum Ground Lease Payments

                  Years Ending December 31,            (In thousands)
        --------------------------------------------------------------
        2009......................................     $         720
        2010......................................               720
        2011......................................               720
        2012......................................               720
        2013......................................               720
        Thereafter................................            15,832
                                                       ---------------
           Total minimum payments.................     $      19,432
                                                       ===============

(3)  UNCONSOLIDATED INVESTMENT

     In November 2004, the Company acquired a 50% undivided tenant-in-common interest in Industry Distribution Center II, a 309,000 square foot warehouse distribution building in the City of Industry (Los Angeles), California. The building was constructed in 1998 and is 100% leased through December 2014 to a single tenant who owns the other 50% interest in the property. This investment is accounted for under the equity method of accounting and had a carrying value of $2,666,000 at December 31, 2008. At the end of May 2005, EastGroup and the property co-owner closed a non-recourse first mortgage loan secured by Industry Distribution Center II. The $13.3 million loan has a 25-year term and an interest rate of 5.31% through June 30, 2015, when the rate will adjust on an annual basis according to the "A" Moody's Daily Long-Term Corporate Bond Yield
Average. The lender has the option to call the note on June 30, 2015. EastGroup's share of this mortgage was $6,159,000 at December 31, 2008 and $6,309,000 at December 31, 2007.

(4)  MORTGAGE LOANS RECEIVABLE

     In connection with the sale of a property in 2008, EastGroup advanced the buyer $4,994,000 in a first mortgage recourse loan. In September, EastGroup received a principal payment of $844,000. The mortgage loan has a five-year term and calls for monthly interest payments (interest accruals and payments begin January 1, 2009) through the maturity date of August 8, 2013, when a balloon payment for the remaining principal balance of $4,150,000 is due. At the inception of the loan, EastGroup recognized a discount on the loan of $198,000 and recognized amortization of the discount of $117,000 during 2008. Mortgage loans receivable, net of discount, are included in Other Assets on the Consolidated Balance Sheets.

(5)  OTHER ASSETS

     A summary of the Company's Other Assets follows:

                                                                                                December 31,
                                                                                          ------------------------
                                                                                             2008          2007
                                                                                          ------------------------
                                                                                               (In thousands)
        Leasing costs (principally commissions), net of accumulated amortization.....     $  20,866        18,693
        Straight-line rent receivable, net of allowance for doubtful accounts........        14,914        14,016
        Accounts receivable, net of allowance for doubtful accounts..................         4,094         3,587
        Acquired in-place lease intangibles, net of accumulated amortization
          of $5,626 and $5,308 for 2008 and 2007, respectively.......................         4,369         5,303
        Mortgage loans receivable, net of discount of $81 and $0 for 2008 and
          2007, respectively.........................................................         4,174           132
        Loan costs, net of accumulated amortization..................................         4,246         2,848
        Goodwill.....................................................................           990           990
        Prepaid expenses and other assets............................................         7,308         8,113
                                                                                          ------------------------
                                                                                          $  60,961        53,682
                                                                                          ========================

(6)  NOTES PAYABLE TO BANKS

     The Company has a four-year, $200 million unsecured revolving credit facility with a group of seven banks that matures in January 2012. The Company customarily uses this line of credit for acquisitions and developments. The interest rate on this facility is based on the LIBOR index and varies according to total liability to total asset value ratios (as defined in the credit agreement), with an annual facility fee of 15 to 20 basis points. The interest rate on each tranche is usually reset on a monthly basis and is currently LIBOR plus 70 basis points with an annual facility fee of 20 basis points. The line of credit has an option for a one-year extension at the Company's request. Additionally, there is a provision under which the line may be expanded by $100 million contingent upon obtaining increased commitments from existing lenders or commitments from additional lenders. At December 31, 2008, the weighted average interest rate was 1.23% on a balance of $107,000,000. The Company had an additional $93,000,000 remaining on this line of credit at that date.
     The Company also has a four-year, $25 million unsecured revolving credit facility with PNC Bank, N.A. that matures in January 2012. This facility is customarily used for working capital needs. The interest rate on this working cash line is based on LIBOR and varies according to total liability to total asset value ratios (as defined in the credit agreement). Under this facility, the Company's current interest rate is LIBOR plus 75 basis points with no annual facility fee. At December 31, 2008, the interest rate was 1.19% on a balance of $2,886,000. The Company had an additional $22,114,000 remaining on this line of credit at that date.
     Average bank borrowings were $125,647,000 in 2008 compared to $96,513,000 in 2007 with weighted average interest rates of 3.94% in 2008 compared to 6.36% in 2007. Weighted average interest rates including amortization of loan costs were 4.17% for 2008 and 6.73% for 2007. Amortization of bank loan costs was $295,000, $353,000 and $355,000 for 2008, 2007 and 2006, respectively.
     The Company's bank credit facilities have certain restrictive covenants, such as maintaining debt service coverage and leverage ratios, and the Company was in compliance with all of its debt covenants at December 31, 2008.
     The Company has an interest rate swap agreement to hedge its exposure to the variable interest rate on the Company's $9,365,000 Tower Automotive Center recourse mortgage (See Notes 7 and 19). Under the swap agreement, the Company effectively pays a fixed rate of interest over the term of the agreement without the exchange of the underlying notional amount. This swap is designated as a cash flow hedge and is considered to be fully effective in hedging the variable rate risk associated with the Tower mortgage loan. Changes in the fair value of the swap are recognized in accumulated other comprehensive income (loss). The Company does not hold or issue this type of derivative contract for trading or speculative purposes. The interest rate swap agreement is summarized as follows:

                              Current                                                                Fair Value         Fair Value
        Type of Hedge     Notional Amount     Maturity Date      Reference Rate     Fixed Rate       at 12/31/08        at 12/31/07
        ----------------------------------------------------------------------------------------------------------------------------
                          (In thousands)                                                                     (In thousands)
             Swap             $9,365 (1)         12/31/10         1 month LIBOR       4.03%            ($522)             ($56)

(1) This mortgage is backed by a letter of credit totaling $9,473,000 at December 31, 2008. The letter of credit expired in January 2009 in connection with the repayment of the variable rate demand note on the Tower Automotive Center (See Note 19).

(7)  MORTGAGE NOTES PAYABLE

     A summary of Mortgage Notes Payable follows:

                                                                                               Carrying Amount       Balance at
                                                                         Monthly                 of Securing        December 31,
                                                                           P&I      Maturity    Real Estate at  --------------------
Property                                                       Rate      Payment      Date    December 31, 2008   2008       2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          (In thousands)
Dominguez, Kingsview, Walnut, Washington,
 Industry Distribution Center I and Shaw....................  6.800%   $ 358,770   03/01/09 (1)   $   52,025      31,716     33,787
Oak Creek Distribution Center I.............................  8.875%      52,109   09/01/09            5,477         452      1,010
Tower Automotive Center (recourse) (2)......................  6.030%  Semiannual   01/15/11            8,897       9,365      9,710
Interstate I, II & III, Venture, Stemmons Circle,
 Glenmont I & II,  West Loop I & II, Butterfield Trail
 and Rojas..................................................  7.250%     325,263   05/01/11           40,687      38,549     39,615
America Plaza, Central Green and World Houston 3-9..........  7.920%     191,519   05/10/11           24,568      23,873     24,264
University Business Center (120 & 130 Cremona)..............  6.430%      81,856   05/15/12            9,166       4,483      5,154
University Business Center (125 & 175 Cremona)..............  7.980%      88,607   06/01/12           12,581       9,738     10,012
Oak Creek Distribution Center IV............................  5.680%      31,253   06/01/12            6,267       3,990      4,134
Airport Distribution, Southpointe, Broadway I, III  &
 IV, Southpark, 51st Avenue, Chestnut, Main Street,
 Interchange Business Park, North Stemmons I land
 and World Houston 12 & 13..................................  6.860%     279,149   09/01/12           38,892      35,289     36,184
Interstate Distribution Center - Jacksonville...............  5.640%      31,645   01/01/13            6,213       4,612      4,724
Broadway V, 35th Avenue, Sunbelt, Beltway I,
 Lockwood, Northwest Point, Techway Southwest I
 and World Houston 10, 11 & 14..............................  4.750%     259,403   09/05/13           42,350      39,839     41,028
Southridge XII, Airport Commerce Center I & II,
 Interchange Park, Ridge Creek III, World Houston 24,
 25 & 27 and Waterford Distribution Center (3)..............  5.750%     414,229   01/05/14           71,844      59,000          -
Kyrene Distribution Center I................................  9.000%      11,246   07/01/14            2,209         591        669
World Houston 17, Kirby, Americas Ten I, Shady Trail,
 Palm River North I, II & III and Westlake I & II (4).......  5.680%     175,479   10/10/14           27,982      29,415     29,837
Beltway II, III & IV, Eastlake, Fairgrounds I-IV, Nations
 Ford I-IV, Techway Southwest III, Westinghouse,
 Wetmore I-IV and World Houston 15 & 22.....................  5.500%     536,552   04/05/15           76,133      76,544          -
Country Club I, Lake Pointe, Techway Southwest II and
 World Houston 19 & 20......................................  4.980%     256,952   12/05/15           21,784      35,316     36,605
Huntwood and Wiegman Distribution Centers...................  5.680%     265,275   09/05/16           22,730      35,546     36,676
Alamo Downs, Arion 1-15 & 17, Rampart I, II & III,
 Santan 10 and World Houston 16.............................  5.970%     557,467   11/05/16           58,999      73,502     75,731
Broadway VI, World Houston 1 & 2, 21 & 23, Arion
 16, Ethan Allen, Northpark I-IV, South 55th Avenue,
 East University I & II and Santan 10 II....................  5.570%     518,885   09/05/17           60,118      72,354     74,485
Blue Heron Distribution Center II...........................  5.390%      16,176   02/29/20            5,172       1,632      1,735
                                                                                                 -----------------------------------
                                                                                                  $  594,094     585,806    465,360
                                                                                                 ===================================

(1)  This mortgage was repaid on February 13, 2009.
(2) The Tower Automotive mortgage has a variable interest rate based on the one-month LIBOR. EastGroup has an interest rate swap agreement that fixes the rate at 4.03% for the 8-year term. Interest and related fees resulted in an effective interest rate of 5.30% until the fourth quarter of 2008 when the weighted average rate was 8.02% (See Note 19). Semiannual principal payments are made on this note; interest is paid monthly (See
     Note 6). The principal amounts of these payments increase incrementally as the loan approaches maturity.
(3) This mortgage has a recourse liability of $5 million which will be released based on the secured properties generating certain base rent amounts subsequent to January 1, 2011.
(4)  Interest only was paid on this note until November 2006.

     The Company's mortgage notes payable have certain restrictive covenants, such as maintaining debt service coverage and leverage ratios and maintaining insurance coverage, and the Company was in compliance with all of its debt covenants at December 31, 2008.
     The Company currently intends to repay its debt obligations, both in the short- and long-term, through its operating cash flows, borrowings under its lines of credit, proceeds from new mortgage debt and/or proceeds from the issuance of equity instruments. Principal payments due during the next five years as of December 31, 2008 are as follows:

                  Years Ending December 31,            (In thousands)
        ---------------------------------------------------------------
        2009......................................     $      49,168
        2010......................................            18,185
        2011......................................            84,786
        2012......................................            62,117
        2013......................................            53,232

(8)  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     A summary of the Company's Accounts Payable and Accrued Expenses follows:

                                                                      December 31,
                                                               -------------------------
                                                                  2008           2007
                                                               -------------------------
                                                                    (In thousands)
        Property taxes payable............................     $   11,136         9,744
        Development costs payable.........................          7,127        13,022
        Interest payable..................................          2,453         2,689
        Dividends payable.................................          1,257         2,337
        Other payables and accrued expenses...............         10,865         6,387
                                                               -------------------------
                                                               $   32,838        34,179
                                                               =========================

(9)  OTHER LIABILITIES

     A summary of the Company's Other Liabilities follows:

                                                                      December 31,
                                                               -------------------------
                                                                  2008           2007
                                                               -------------------------
                                                                    (In thousands)
        Security deposits.................................     $    7,560         7,529
        Prepaid rent and other deferred income............          5,430         6,911
        Other liabilities.................................          1,309         1,713
                                                               -------------------------
                                                               $   14,299        16,153
                                                               =========================

(10) COMMON STOCK ACTIVITY

     The following table presents the common stock activity for the three years ended December 31, 2008:

                                                                            Years Ended December 31,
                                                               -------------------------------------------------
                                                                    2008              2007            2006
                                                               -------------------------------------------------
                                                                                 Common Shares
        Shares outstanding at beginning of year...........        23,808,768       23,701,275      22,030,682
        Common stock offerings............................         1,198,700                -       1,437,500
        Stock options exercised...........................            25,720           67,150         118,269
        Dividend reinvestment plan........................             6,627            6,281           6,236
        Incentive restricted stock granted................            35,222           44,646         118,334
        Incentive restricted stock forfeited..............            (2,520)          (2,250)         (3,756)
        Director common stock awarded.....................             5,034            3,048           3,402
        Restricted stock withheld for tax obligations.....            (7,150)         (11,382)         (9,392)
                                                               -------------------------------------------------
        Shares outstanding at end of year.................        25,070,401       23,808,768      23,701,275
                                                               =================================================

Common Stock Issuances
     During the second quarter of 2008, EastGroup sold 1,198,700 shares of its common stock to Merrill Lynch, Pierce, Fenner & Smith Incorporated. The net proceeds were $57.2 million after deducting the underwriting discount and other offering expenses. The Company used the proceeds to repay indebtedness outstanding under its revolving credit facility and for other general corporate purposes.
     During the third quarter of 2006, EastGroup closed on the sale of 1,437,500 shares of its common stock. The net proceeds from the offering of the shares were $68.1 million after deducting the underwriting discount and other offering expenses.

Dividend Reinvestment Plan
     The Company has a dividend reinvestment plan that allows stockholders to reinvest cash distributions in new shares of the Company.

Common Stock Repurchase Plan
     EastGroup's Board of Directors has authorized the repurchase of up to 1,500,000 shares of its outstanding common stock. The shares may be purchased from time to time in the open market or in privately negotiated transactions. Under the common stock repurchase plan, the Company has purchased a total of 827,700 shares for $14,170,000 (an average of $17.12 per share) with 672,300 shares still authorized for repurchase. The Company has not repurchased any shares under this plan since 2000.

Shareholder Rights Plan
     In December 1998, EastGroup adopted a Shareholder Rights Plan. The Plan expired on December 3, 2008.

(11) STOCK-BASED COMPENSATION

     The Company adopted SFAS No. 123R on January 1, 2006. The rule requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements and that the cost be measured on the fair value of the equity or liability instruments issued. The Company's adoption of SFAS No. 123R had no material impact on its overall financial position or results of operations. Prior to the adoption of SFAS No. 123R, the Company adopted the fair value recognition provisions of SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of SFAS No. 123, Accounting for Stock-Based Compensation, prospectively to all awards granted, modified, or settled after January 1, 2002.

Management Incentive Plan
     The Company has a management incentive plan which was approved by the shareholders and adopted in 2004. This plan authorizes the issuance of up to 1,900,000 shares of common stock to employees in the form of options, stock appreciation rights, restricted stock (limited to 570,000 shares), deferred stock units, performance shares, stock bonuses and stock. Total shares available for grant were 1,686,723; 1,715,523; and 1,751,796 at December 31, 2008, 2007
and 2006, respectively. Typically, the Company issues new shares to fulfill stock grants or upon the exercise of stock options.
     Stock-based  compensation  was  $2,931,000,  $3,043,000  and $2,788,000 for
2008, 2007 and 2006, respectively, of which $866,000, $978,000 and $768,000 were capitalized as part of the Company's development costs for the respective years.

Restricted Stock
     The purpose of the restricted stock plan is to act as a retention device since it allows participants to benefit from dividends on shares as well as potential stock appreciation. Vesting generally occurs from 2 1/2 years to nine years from the date of grant for awards subject to service only. Restricted stock is granted to executive officers subject to the satisfaction of certain annual performance goals and multi-year market conditions as determined by the Compensation Committee. Restricted stock is granted to non-executive officers and other employees subject only to continued service. Under the modified prospective application method, the Company continues to recognize compensation cost on a straight-line basis over the service period for awards that precede the adoption of SFAS No. 123R. The cost for performance-based awards after January 1, 2006 is amortized using the graded vesting attribution method which recognizes each separate vesting portion of the award as a separate award on a straight-line basis over the requisite service period. This method accelerates the expensing of the award compared to the straight-line method. The cost for market-based awards after January 1, 2006 and awards that only require service is amortized on a straight-line basis over the requisite service periods.
     The total compensation expense for service and performance based awards is based upon the fair market value of the shares on the grant date, adjusted for estimated forfeitures. The grant date fair value for awards that are subject to a market condition (total shareholder return) was determined using a simulation pricing model developed to specifically accommodate the unique features of the awards.
     In the second quarter of 2008, the Company granted shares to executive officers contingent upon the attainment of certain annual performance goals. These goals are for the period ended December 31, 2008, and any shares to be issued upon attainment of these goals will be determined by the Compensation Committee in the first quarter of 2009. The number of shares to be issued could range from zero to 44,802. These shares will vest 20% on the date shares are determined and awarded and 20% per year on each January 1 for the subsequent four years. The weighted average grant date fair value for these shares is $47.65.
     In March 2008, 34,668 shares were awarded based on the attainment of the 2007 annual performance goals at a weighted average grant date fair value of $49.14 per share. These shares vested 20% on March 6, 2008, and will vest 20% per year on January 1, 2009, 2010, 2011 and

2012. Also during 2008, an additional 554 shares were awarded to non-executive officers at a weighted average grant date fair value of $29.73. These shares are subject only to continued service as of the vesting date and vest 50% per year on January 1, 2009 and 2010.
     In the second quarter of 2006, the Company granted shares to executive officers contingent upon the attainment of certain annual performance goals and multi-year market conditions. The weighted average grant date fair value for shares to be awarded under the multi-year market conditions was $26.34 per share with a total cost of approximately $2.1 million. The number of shares to be issued could range from zero to 40,314. These shares will vest over four years following evaluation of the three-year performance measurement period ended December 31, 2008.
     During 2008, the Compensation Committee approved the full vesting of the restricted shares of the Company's President and CEO, David H. Hoster II, upon his retirement on or after January 1, 2012, to the extent the performance period has been completed as of such retirement date.
     During the restricted period for awards no longer subject to contingencies, the Company accrues dividends and holds the certificates for the shares; however, the employee can vote the shares. For shares subject to contingencies, dividends are accrued based upon the number of shares expected to be awarded. Share certificates and dividends are delivered to the employee as they vest. As of December 31, 2008, there was $3,462,000 of unrecognized compensation cost related to nonvested restricted stock compensation that is expected to be recognized over a weighted average period of 3.06 years.
     Following is a summary of the total restricted shares granted, forfeited and delivered (vested) to employees with the related weighted average grant date fair value share prices for 2008, 2007 and 2006. The table does not include the shares granted in 2008 or 2006 that are contingent on performance goals or market conditions. Of the shares that vested in 2008, 2007 and 2006, 7,150 shares, 11,382 shares and 9,392 shares, respectively, were withheld by the Company to satisfy the tax obligations for those employees who elected this option as permitted under the applicable equity plan. As shown in the table below, the fair value of shares that were granted during 2008, 2007 and 2006 was $1,720,000, $1,961,000 and $4,511,000 respectively. As of the vesting date, the fair value of shares that vested during 2008, 2007 and 2006 was $3,343,000, $4,350,000, and $4,849,000, respectively.

Restricted Stock Activity:                                        Years Ended December 31,
----------------------------------------------------------------------------------------------------------------------
                                                 2008                      2007                       2006
                                       -------------------------------------------------------------------------------
                                                     Weighted                  Weighted                    Weighted
                                                      Average                   Average                     Average
                                         Shares     Grant Date     Shares     Grant Date       Shares     Grant Date
                                                    Fair Value                Fair Value                  Fair Value
                                       -------------------------------------------------------------------------------
Nonvested at beginning of year....       144,089    $   31.65      196,671    $   28.66        177,444    $    23.01
Granted (1).......................        35,222        48.83       44,646        43.93        118,334         38.12
Forfeited.........................        (2,520)       26.51       (2,250)       23.52         (3,756)        22.07
Vested............................       (89,106)       33.37      (94,978)       31.42        (95,351)        30.15
                                       -----------               -----------                 -----------
Nonvested at end of year..........        87,685        36.95      144,089        31.65        196,671         28.66
                                       ===========               ===========                 ===========

(1) Includes shares granted in prior years for which performance conditions have been satisfied and the number of shares have been determined.

Following is a vesting schedule of the total nonvested shares as of December 31, 2008:

Nonvested Shares Vesting Schedule              Number of Shares
-----------------------------------------------------------------
2009......................................             49,629
2010......................................             16,957
2011......................................             14,169
2012......................................              6,930
                                               ------------------
Total Nonvested Shares....................             87,685
                                               ==================

Employee Stock Options
     The Company has not granted stock options to employees since 2002. Outstanding employee stock options vested equally over a two-year period; accordingly, all options are now vested. The intrinsic value realized by employees from the exercise of options during 2008, 2007 and 2006 was $585,000, $1,492,000 and $3,641,000, respectively. There were no employee stock options granted or forfeited during the years presented. Following is a summary of the total employee stock options exercised and expired with related weighted average exercise share prices for 2008, 2007 and 2006.

Stock Option Activity:                                            Years Ended December 31,
-----------------------------------------------------------------------------------------------------------------------
                                                 2008                       2007                       2006
                                       --------------------------------------------------------------------------------
                                                      Weighted                  Weighted                    Weighted
                                                      Average                   Average                     Average
                                         Shares       Exercise      Shares      Exercise        Shares      Exercise
                                                       Price                     Price                       Price
                                       --------------------------------------------------------------------------------
Outstanding at beginning of year...        76,656     $  20.49     135,056      $   21.10       251,075    $    19.80
Exercised..........................       (21,220)       20.43     (58,400)         21.89      (116,019)        18.29
                                       ------------              -----------                -------------
Outstanding at end of year.........        55,436        20.51      76,656          20.49       135,056         21.10
                                       ============              ===========                =============

Exercisable at end of year.........        55,436     $  20.51      76,656      $   20.49       135,056    $    21.10

Employee outstanding stock options at December 31, 2008, all exercisable:
-----------------------------------------------------------------------------------------------
                                      Weighted Average
                                         Remaining          Weighted Average      Intrinsic
Exercise Price Range     Number       Contractual Life       Exercise Price         Value
-----------------------------------------------------------------------------------------------
   $  18.50-25.30        55,436          0.7 years            $ 20.51             $835,000

Directors Equity Plan
     The Company has a directors equity plan that was approved by shareholders and adopted in 2005 (the 2005 Plan), which authorizes the issuance of up to 50,000 shares of common stock through awards of shares and restricted shares granted to nonemployee directors of the Company. The 2005 Plan replaced prior plans under which directors were granted stock option awards. Outstanding grants under prior plans will be fulfilled under those plans.
     Directors were issued 5,034 shares, 3,048 shares and 3,402 shares of common stock for 2008, 2007 and 2006, respectively. In addition, in 2005, 481 shares of restricted stock at $41.57 were granted, of which 360 shares were vested as of December 31, 2008. The restricted stock vests 25% per year for four years. As of December 31, 2008, there was $2,500 of unrecognized compensation cost related to nonvested restricted stock compensation that is expected to be recognized over a weighted average period of 0.50 years. There were 36,835 shares available for grant under the 2005 Plan at December 31, 2008.
     Stock-based compensation expense for directors was $200,000, $155,000 and $105,000 for 2008, 2007 and 2006, respectively. The intrinsic value realized by directors from the exercise of options was $120,000, $218,000 and $70,000 for 2008, 2007 and 2006, respectively.
     There were no director stock options granted or expired during the years presented below. Following is a summary of the total director stock options exercised with related weighted average exercise share prices for 2008, 2007 and 2006.

Stock Option Activity:                                            Years Ended December 31,
----------------------------------------------------------------------------------------------------------------------
                                                 2008                       2007                       2006
                                       -------------------------------------------------------------------------------
                                                      Weighted                  Weighted                    Weighted
                                                      Average                   Average                     Average
                                         Shares       Exercise      Shares      Exercise       Shares       Exercise
                                                       Price                     Price                       Price
                                       -------------------------------------------------------------------------------
Outstanding at beginning of year..        42,750      $   23.01      51,500     $   22.93        53,750     $   22.58
Exercised.........................        (4,500)         20.63      (8,750)        22.49        (2,250)        14.58
                                       ------------               -----------               -------------
Outstanding at end of year........        38,250          23.29      42,750         23.01        51,500         22.93
                                       ============               ===========               =============

Exercisable at end of year........        38,250      $   23.29      42,750     $   23.01        51,500     $   22.93

Director outstanding stock options at December 31, 2008, all exercisable:
-----------------------------------------------------------------------------------------------
                                      Weighted Average
                                         Remaining          Weighted Average      Intrinsic
Exercise Price Range     Number       Contractual Life       Exercise Price         Value
-----------------------------------------------------------------------------------------------
   $  20.25-26.60        38,250           2.7 years             $ 23.29           $470,000

(12) REDEMPTION OF SERIES D PREFERRED SHARES

     On July 2, 2008, EastGroup redeemed all 1,320,000 shares of its 7.95% Series D Cumulative Redeemable Preferred Stock at a redemption price of $25.00 per share ($33,000,000) plus accrued and unpaid dividends of $.011 per share for the period from July 1, 2008, through and including the redemption date, for an aggregated redemption price of $25.011 per Series D Preferred Share. Original issuance costs of $674,000 and additional redemption costs of $8,000 were charged against net income available to common stockholders in conjunction with the redemption of these shares.
     The Company declared dividends of $1.0048 per Series D Preferred share for 2008 and $1.9876 per share for the years 2007 and 2006.

(13) COMPREHENSIVE INCOME

     Comprehensive income is comprised of net income plus all other changes in equity from non-owner sources. The components of accumulated other comprehensive income (loss) for 2008, 2007 and 2006 are presented in the Company's Consolidated Statements of Changes in Equity and are summarized below.

                                                                            ------------------------------------------
                                                                                2008           2007            2006
                                                                            ------------------------------------------
                                                                                           (In thousands)
        ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS):
        Balance at beginning of year.....................................   $     (56)           314            311
            Change in fair value of interest rate swap...................        (466)          (370)             3
                                                                            ------------------------------------------
        Balance at end of year...........................................   $    (522)           (56)           314
                                                                            ==========================================

(14) EARNINGS PER SHARE

     The Company applies SFAS No. 128, Earnings Per Share, which requires companies to present basic EPS and diluted EPS. Reconciliation of the numerators and denominators in the basic and diluted EPS computations is as follows:

Reconciliation of Numerators and Denominators

                                                                            --------------------------------------------
                                                                               2008            2007             2006
                                                                            --------------------------------------------
                                                                                          (In thousands)
        BASIC EPS COMPUTATION FOR INCOME ATTRIBUTABLE TO
          EASTGROUP PROPERTIES, INC.
          Numerator-net income available to common stockholders..........   $   32,134           27,110          26,610
          Denominator-weighted average shares outstanding................       24,503           23,562          22,372
        DILUTED EPS COMPUTATION FOR INCOME ATTRIBUTABLE TO
          EASTGROUP PROPERTIES, INC.
          Numerator-net income available to common stockholders..........   $   32,134           27,110          26,610
          Denominator:
            Weighted average shares outstanding..........................       24,503           23,562          22,372
            Common stock options.........................................           54               87             143
            Nonvested restricted stock...................................           96              132             177
                                                                            --------------------------------------------
               Total Shares..............................................       24,653           23,781          22,692
                                                                            ============================================

(15) QUARTERLY RESULTS OF OPERATIONS - UNAUDITED

                                                             2008 Quarter Ended (1)                   2007 Quarter Ended (1)
                                                    --------------------------------------------------------------------------------
                                                      Mar 31    Jun 30    Sep 30    Dec 31    Mar 31    Jun 30    Sep 30    Dec 31
                                                    --------------------------------------------------------------------------------
                                                                          (In thousands, except per share data)
      Revenues..................................... $ 40,833    41,564    43,426    44,117    35,977    37,078    39,137    41,176
      Expenses.....................................  (32,668)  (33,671)  (35,475)  (35,520)  (29,317)  (30,834)  (31,678)  (32,444)
                                                    --------------------------------------------------------------------------------
      Income from continuing operations............    8,165     7,893     7,951     8,597     6,660     6,244     7,459     8,732
      Income from discontinued operations..........       82     1,990        90         -        77        46       388       737
                                                    --------------------------------------------------------------------------------
      Net income...................................    8,247     9,883     8,041     8,597     6,737     6,290     7,847     9,469
      Net income attributable to noncontrolling
        interest in joint ventures.................     (156)     (137)     (169)     (164)     (150)     (158)     (133)     (168)
                                                    --------------------------------------------------------------------------------
      Net income attributable to EastGroup
        Properties, Inc............................    8,091     9,746     7,872     8,433     6,587     6,132     7,714     9,301
      Dividends on Series D preferred shares.......     (656)     (656)      (14)        -      (656)     (656)     (656)     (656)
      Costs on redemption of Series D
        preferred shares...........................        -         -      (682)        -         -         -         -         -
                                                    --------------------------------------------------------------------------------
      Net income available to EastGroup
        Properties, Inc. common stockholders....... $  7,435     9,090     7,176     8,433     5,931     5,476     7,058     8,645
                                                    ================================================================================

      BASIC PER COMMON SHARE DATA FOR INCOME
      ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.(2)
      Net income available to common
        stockholders............................... $    .31       .37       .29       .34       .25       .23       .30       .37
                                                    ================================================================================
      Weighted average shares outstanding..........   23,684    24,488    24,908    24,923    23,531    23,550    23,562    23,605
                                                    ================================================================================

      DILUTED PER COMMON SHARE DATA FOR INCOME
      ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.(2)
      Net income available to common
        stockholders............................... $    .31       .37       .29       .34       .25       .23       .30       .36
                                                    ================================================================================
      Weighted average shares outstanding..........   23,829    24,647    25,069    25,059    23,769    23,776    23,778    23,819
                                                    ================================================================================

(1) Certain reclassifications have been made to the quarterly data previously disclosed due to: (1) the disposal of properties in 2008 and 2007 whose results of operations were reclassified to discontinued operations in the consolidated financial statements and (2) the adoption of SFAS No. 160 on January 1, 2009.
(2) The above quarterly earnings per share calculations are based on the weighted average number of common shares outstanding during each quarter for basic earnings per share and the weighted average number of outstanding common shares and common share equivalents during each quarter for diluted earnings per share. The annual earnings per share calculations in the Consolidated Statements of Income are based on the weighted average number of common shares outstanding during each year for basic earnings per share and the weighted average number of outstanding common shares and common share equivalents during each year for diluted earnings per share. The sum of quarterly financial data may vary from the annual data due to rounding.

(16) DEFINED CONTRIBUTION PLAN

     EastGroup maintains a 401(k) plan for its employees. The Company makes matching contributions of 50% of the employee's contribution (limited to 10% of compensation as defined by the plan) and may also make annual discretionary contributions. The Company's total expense for this plan was $467,000, $429,000 and $378,000 for 2008, 2007 and 2006, respectively.

(17) LEGAL MATTERS

     The Company is not presently involved in any material litigation nor, to its knowledge, is any material litigation threatened against the Company or its properties, other than routine litigation arising in the ordinary course of business or which is expected to be covered by the Company's liability insurance.

(18) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 157, Fair Value Measurements, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 also provides guidance for using fair value to measure financial assets and liabilities. The Statement requires disclosure of the level within the fair value hierarchy in which the fair value measurements fall, including measurements using quoted prices in active markets for identical assets or liabilities (Level 1), quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active (Level 2), and significant valuation assumptions that are not readily observable in the market (Level 3). The Company's interest rate swap is reported at fair value and is shown on the Consolidated Balance Sheets under Other Liabilities. The fair value of the interest rate swap is determined by estimating the expected cash flows over the life of the swap using the mid-market rate and price environment as of the last trading day of the year. This market information is considered a Level 2 input as defined by SFAS No. 157.
     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments in accordance with SFAS No. 107, Disclosures About Fair Value of Financial Instruments, at December 31, 2008 and 2007.

                                            ---------------------------------------------------------
                                                         2008                         2007
                                            ---------------------------------------------------------
                                               Carrying          Fair        Carrying        Fair
                                                Amount          Value         Amount        Value
                                            ---------------------------------------------------------
                                                                  (In thousands)
        Financial Assets
          Cash and cash equivalents......    $     293             293           724           724
          Mortgage loans receivable,
            net of discount..............        4,174           4,189           132           133
        Financial Liabilities
          Mortgage notes payable.........      585,806         555,096       465,360       470,335
          Notes payable to banks.........      109,886         101,484       135,444       135,444

Carrying amounts shown in the table are included in the Consolidated Balance Sheets under the indicated captions, except as indicated in the notes below.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents: The carrying amounts approximate fair value because of the short maturity of those instruments.
Mortgage loans receivable, net of discount: The fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.
Mortgage notes payable: The fair value of the Company's mortgage notes payable is estimated based on the quoted market prices for similar issues or by discounting expected cash flows at the rates currently offered to the Company for debt of the same remaining maturities, as advised by the Company's bankers. Notes payable to banks: For 2008, the fair value of the Company's notes payable to banks is estimated by discounting expected cash flows at current market rates. For 2007, the carrying amounts approximate fair value because the associated credit spread approximates market.

(19) SUBSEQUENT EVENTS

     On January 2, 2009, the mortgage note payable of $9,365,000 on the Tower Automotive Center was repaid and replaced with another mortgage note payable for the same amount. The previous recourse mortgage was a variable rate demand note, and EastGroup had entered into a swap agreement to fix the LIBOR rate. In the fourth quarter of 2008, the bond spread over LIBOR required to re-market the notes increased from a historical range of 3 to 25 basis points to a range of 100 to 500 basis points. Due to the volatility of the bond spread costs, EastGroup redeemed the note and replaced it with a recourse mortgage with a bank on the same payment terms except for the interest rate. The effective interest rate on the previous note was 5.30% until the fourth quarter of 2008 when the weighted average rate was 8.02%. The effective rate on the new note, including the swap, is 6.03%.
     In March 2009, EastGroup executed an application on a $67 million, limited recourse first mortgage loan secured by properties containing 1.7 million square feet. The loan has a recourse liability of $5 million which may be released based on the secured properties obtaining certain base rent amounts. The loan closed on May 5, 2009, and has a fixed interest rate of 7.5%, a 10-year term and a 20-year amortization schedule. The Company used the proceeds of this mortgage loan to reduce variable rate bank borrowings.
     During the fourth quarter of 2008, EastGroup acquired 94.3 acres of developable land in Orlando for $9.1 million. The Company is currently under contract to purchase an additional 36.0 acres in a second phase of this acquisition for $5 million. This transaction is expected to close during the fourth quarter of 2009.